Registration No. 33-97130-A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 _____________

                            The Thaxton Group, Inc.
                 (Name of small business issuer in its charter)

South Carolina                                   140                     57-0669498
(State or other jurisdiction        (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)    Classification Code Number)        Identification No.)


                             1524 Pageland Highway
                        Lancaster, South Carolina 29721
                                 (803) 285-4336
                         (Address and telephone number
                        of principal executive offices)

                                  ____________

                                James D. Thaxton
                                   President
                            The Thaxton Group, Inc.
                             1524 Pageland Highway
                        Lancaster, South Carolina 29721
                                 (803) 285-4336
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               Barney Stewart III
                            Moore & Van Allen, PLLC
                          NationsBank Corporate Center
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                                 (704) 331-1000

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

         The Thaxton Group, Inc. (the "Company") has completed its public offering of 350,000 to 1,400,000 shares of common stock, $.10 par value per share (the "Common Stock"). In connection with this offering, the Company issued 418,057 shares, resulting in aggregate gross proceeds to the Company of $3,762,513. This Post-Effective Amendment No. 1 is filed in order to deregister the shares of Common Stock to the extent such securities were not issued, as described above.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 6, 1997.

                              THE THAXTON GROUP, INC.

                              By: /s/ Kenneth H. James
                                      Kenneth H. James, Chief Financial Officer

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                               Title                                Date
/s/  JAMES D. THAXTON*                Chairman, President and Chief               June 6, 1997
     James D. Thaxton                   Executive Officer

/s/ ROBERT L. WILSON*                 Executive Vice President, Chief             June 6, 1997
    Robert L. Wilson                    Operating Officer and Director

/s/ KENNETH H. JAMES                  Vice President, Chief Financial Officer,    June 6, 1997
    Kenneth H. James                    Treasurer, Secretary and Director
                                        (Principal Accounting Officer)

/s/ C.L. THAXTON, SR.*                Director                                    June 6, 1997
    C.L. Thaxton, Sr.

/s/ JACK W. ROBINSON*                 Director                                    June 6, 1997
    Jack W. Robinson

/s/ PERRY L. MUNGO*                   Director                                    June 6, 1997
    Perry L. Mungo

*By: /s/ KENNETH H. JAMES
         Attorney-in-Fact

                                      -3-